UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SPANISH BROADCASTING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2601 South Bayshore Drive, PH 2
Coconut Grove, Florida 33133
April 22, 2010
Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”). The meeting will be held on Thursday, June 3, 2010, at 2601 South Bayshore Drive, PH2, Coconut Grove, Florida 33133 at 11:30 a.m. Eastern Daylight Time (the “Annual Meeting”).
At the meeting, stockholders of SBS will be asked to consider and act upon the election of directors and any other matters that may properly come before the Annual Meeting. These matters are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
We recommend that you vote in favor of the proposal. Your vote is important regardless of the number of shares you own, and we strongly encourage you to participate by voting your shares whether or not you plan to attend the Annual Meeting.
Included with the attached Proxy Statement is a copy of SBS’ Annual Report on Form 10-K for fiscal year ended December 31, 2009 (the “Annual Report”). We encourage you to read the Annual Report. It includes information on SBS’ operations and markets, as well as SBS’ audited consolidated financial statements.
We look forward to seeing you at the Annual Meeting.

Sincerely,

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

2601 South Bayshore Drive, PH 2
Coconut Grove, Florida 33133
April 22, 2010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	11:30 a.m., Eastern Daylight Time on Thursday, June 3, 2010

PLACE	SBS Tower 2601 South Bayshore Drive, PH2 Coconut Grove, Florida 33133

ITEMS OF BUSINESS	1. To elect five members of the Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify.

2. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof, including the possible election of a sixth director.

ADJOURNMENTS AND POSTPONEMENTS	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

ANNUAL REPORT	Our Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting http://ww3.ics.adp.com/streetlink/SBSA, if you have received the electronic proxy material delivery notice or already consented to the electronic delivery.

RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Friday, April 16, 2010.

MEETING ADMISSION	Either an admission ticket or proof of ownership of our stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is included on the back cover of the Proxy Statement. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. Please refer to the section entitled “Annual Meeting Admission” in the Proxy Statement for further details.

VOTING	For instructions on voting, please refer to the instructions on the E-Proxy Notice you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

If your shares are held by your broker, bank, trustee or other nominee in “street name,” you will receive a form from your broker seeking instructions as to how your shares should be voted. We urge you to complete this form and instruct your broker, bank, trustee or other nominee to vote on your behalf.

By Order of the Board of Directors,

Joseph A. García
Sr. Executive Vice President, Chief Financial Officer,
Chief Administrative Officer and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2010: The Notice of Annual Meeting, Proxy Statement and the Annual Report are available at http://ww3.ics.adp.com/streetlink/SBSA.
THIS PROXY STATEMENT AND PROXY CARD WILL BE MADE AVAILABLE ON OR ABOUT APRIL 22, 2010.

PROXY STATEMENT
The Board of Directors (the “Board”) of Spanish Broadcasting System, Inc., a Delaware corporation (“SBS” or the “Company”) is soliciting proxies for the annual meeting of stockholders (the “Annual Meeting”). We are furnishing you with a Proxy Statement because you own shares of our common stock that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote, whether or not you attend the Annual Meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision. All references in this Proxy Statement to “we”, “our”, or “us” refer to SBS.
Purpose of the Annual Meeting
The purpose of the Annual Meeting is to elect five directors and to transact any other business that may properly come before the Annual Meeting. We are actively seeking an additional independent director to serve on the Board, the Compensation Committee and the Audit Committee. If we are able to find such a qualified candidate by the date of the Annual Meeting, the person or persons voting the proxies will vote in favor of electing such candidate as a director and such person will be elected at the Annual Meeting. In the event the Board is able to find a qualified candidate prior to the Annual Meeting, we will make available to our stockholders supplemental proxy materials and a revised proxy card, promptly thereafter, which will identify the candidate. The shares represented by the enclosed proxy card will be voted for such candidate.
Annual Meeting Admission
Only stockholders are invited to attend the meeting. An admission ticket or proof of ownership of our stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is on the back of this Proxy Statement. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or obtain an admission ticket in advance. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.
No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.
Information About the Notice of Internet Availability of Proxy Materials
We have again elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to our stockholders on the Internet. Instead of mailing a printed copy of our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and its subsequent amendment on Form 10-K/A (the “Annual Report on Form 10-K”), to stockholders, we are able to distribute these materials to our stockholders in a fast and efficient manner via the Internet. We believe that this method helps conserve natural resources and reduces the amount of paper delivered to a stockholder’s address and the cost of sending these materials by mail. We will send electronically a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to those stockholders who have previously signed up to receive their proxy materials on the Internet. If you receive the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report on Form 10-K. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials, including our Annual Report on Form 10-K. The E-Proxy Notice also instructs you as to how you may access your proxy card to vote on the Internet. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, you should follow the instructions included in the E-Proxy Notice. In addition, we may choose to mail written proxy materials, including our Annual Report on Form 10-K, to one or more stockholders.
Stockholders may also sign up to receive future proxy materials, including our annual reports, E-Proxy Notices, and other stockholder communications electronically instead of by mail. This will reduce our printing and postage costs, eliminate bulky paper documents from your personal files and conserve natural resources. In order to receive the communications electronically, you must have an E-mail account, access to the Internet through an Internet service provider and a Web browser that supports secure connections. Visit http://investordelivery.com for additional information regarding electronic delivery enrollment and follow the instructions therein.
Stockholders Entitled to Vote
All holders of record of our Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 per share (the “Class B common stock”), at the close of business on April 16, 2010 (the “Record Date”), will be entitled to vote at the Annual Meeting on each matter properly brought before the meeting. At the close of business on the Record Date, there were 41,596,513 shares of Class A common stock outstanding and entitled to vote and 23,403,500 shares of Class B common stock outstanding and entitled to vote.

Most of our stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•	STOCKHOLDER OF RECORD — If your shares are registered directly in your name with our Transfer Agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and the E-Proxy Notice, or, if you requested, these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading “Voting Methods.”

•	BENEFICIAL OWNER — If your shares are held in a stock brokerage account, by a broker, bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, bank, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. You will receive a form from your broker, bank, trustee or other nominee seeking instructions as to how your shares should be voted. We urge you to complete the form and instruct your broker, bank, trustee or other nominee to vote on your behalf.
Stockholders are entitled to one vote for each share of Class A common stock they hold and ten votes for each share of Class B common stock they hold, on each matter presented. Shares of Class A common stock and Class B common stock may not be voted cumulatively.
Vote Required for Approval
Quorum — The presence, in person or represented by proxy, of the holders of a majority of the aggregate votes entitled to be cast by the Class A common stock and Class B common stock, voting together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting must be given other than by announcement at the Annual Meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the original Annual Meeting.
The election of directors requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting. All other proposals also require the majority vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting. Holders who abstain will be considered present at the Annual Meeting for quorum purposes, but their votes will not be counted as affirmative votes. Abstaining, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote with respect to this matter is required to approve the proposal. A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. “Broker non-votes” are counted for the purpose of determining whether quorum exists. There is no cumulative voting for the election of directors.
Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the meeting. This means that the director nominee with a majority of the votes for a particular slot is elected for that slot. Votes withheld from one or more director nominee will have the practical effect of voting against such director nominee because the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote for the election of directors is required.
All Other Proposals — The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve all other proposals. In tabulating the voting result for any particular proposal, abstaining will have the practical effect of voting against the proposal.

Information to Rely Upon When Casting Your Votes
You should rely only on the information contained in this Proxy Statement when casting your votes. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this Proxy Statement. You should not rely on any information or representation not contained in this Proxy Statement as having been authorized by us. You should not infer that there has not been a change in the facts set forth in this Proxy Statement or in our affairs since the date of this Proxy Statement. This Proxy Statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.
Voting Methods
If you hold shares directly as the stockholder of record, you may vote by granting a proxy or vote in person at the Annual Meeting by requesting a ballot. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or nominee pursuant to the instruction provided by your broker, bank, trustee or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your E-Proxy Notice or proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.
The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, up until 11:59 p.m. (Eastern Daylight Time) on June 2, 2010.
•	VOTE BY INTERNET — www.proxyvote.com — If you have Internet access, you may submit your proxy from any location 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	VOTE BY TELEPHONE — 1-800-690-6903 — You may use any touch-tone telephone to vote your proxy, toll-free, 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice in hand when you call and then follow the instructions.

•	VOTE BY MAIL — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Vote, sign, and date your proxy card and return it in the postage-paid envelope provided, so that it is received by June 2, 2010 to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
All shares that have been properly voted and not revoked will be voted at the Annual Meeting.
Changing Your Vote
You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may enter a new vote by using the Internet or the telephone, by mailing a new proxy card bearing a later date (which will automatically revoke your earlier voting instructions) or by voting in person at the Annual Meeting. For shares held beneficially by you in “street name,” you may change your vote by submitting new voting instructions to your broker or nominee, or by any other method instructed by your broker or nominee.
Subject to such revocation, all proxies duly executed and received prior to, or during the Annual Meeting, will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposal listed on the proxy card. As to other matters, if any, to be voted upon at the Annual Meeting, the persons designated as proxies, who were selected by the Board, will take such actions as they, in their discretion, may deem advisable.

Counting the Vote
In the election of directors, you may vote “FOR” all of the nominees, you may “WITHHOLD AUTHORITY FOR ALL” the nominees or you may vote “FOR” all except one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you hold your shares directly as the stockholder of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. The inspector of elections will tabulate the votes. If you hold your shares beneficially in street name and you sign your broker instruction card with no further instructions, under the rules of various securities exchanges, your nominee generally may vote on routine matter, but cannot vote on non-routine matters. The election of our directors is considered a non-routine matter. Therefore, if you hold your shares beneficially in street name, it is critical that you give instructions on how to cast your vote if want it to count in the director election. If you do not instruct your bank, brokerage firm or other nominee how to vote in the election of directors, no vote will be cast on your behalf.
Confidentiality
All stockholder proxies, ballots, and tabulations that identify stockholders are maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote.
Results of the Vote
We will announce the preliminary voting results at the Annual Meeting and publish final results in Form 8-K within four business days of the Annual Meeting.
Householding
The SEC rules now allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and SBS. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.
If your household has multiple stockholders of record and your household receives a single set of proxy materials this year and you prefer to receive your own copy of the proxy materials now or in future years, please request a duplicate set by calling 1-800-579-1639, visiting www.proxyvote.com, sending an E-mail to sendmaterial@proxyvote.com , or writing to Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133, ATTN: Proxy Materials/Investor Relations.
If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent expressly to such elimination or to consent implicitly by not requesting continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.
List of Stockholders
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Daylight Time), at our principal executive offices at Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133, by contacting the Secretary of the Company.

Cost of Proxy Solicitation
We will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have retained Morrow & Co., Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Morrow & Co., Inc. a fee of approximately $3,000, plus out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.
Transfer Agent
Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting American Stock Transfer & Trust Company at 1-800-937-5449, www.amstock.com, or in writing to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information concerning the beneficial ownership of our Class A common stock and our Class B common stock as of April 16, 2010, by:
•	each person known by us to beneficially own more than 5% of any class of our common stock;

•	each director;

•	each executive officer named in the Summary Compensation Table (the “NEOs”); and

•	all named executive officers and directors as a group.
Unless indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable. As of the Record Date, there were 41,596,513 shares of Class A common stock and 23,403,500 shares of Class B common stock outstanding. In addition, as of the Record Date there were 380,000 shares of Series C convertible preferred stock, par value $.01 per share (“Series C preferred stock”), which are convertible into 7,600,000 shares of Class A common stock and vote on an as-converted basis with the common stock. Accordingly, in the percentage calculations in the table below, we treat the 7,600,000 shares of Class A common stock (into which the Series C preferred stock is convertible) as outstanding.

	Class A Shares		Class B Shares		Percent of	Percent of
		Percent of		Percent of	Total	Total
Name and	Number of	Class A	Number of	Class B	Economic	Voting
Address(1)(2)	Shares	Shares	Shares	Shares	Interest	Power

Raúl Alarcón, Jr.(3)	1,132,000	2.3%	23,400,000	100%	33.3%	82.7%
Joseph A. García(4)	516,750	1.0%	—	*	*	*
Frank Flores(6)	25,000	*	—	*	*	*
Cynthia Hudson(6)	16,667	*	—	*	*	*
Mitchell A. Yelen(5)	35,000	*	—	*	*	*
Jose A. Villamil(6)	50,000	*	—	*	*	*
Jason L. Shrinsky(7)	65,000	*	—	*	*	*

All named executive officers and directors as a group(8)	1,840,417	3.6%	23,400,000	100.0%	34.0%	82.8%

CBS Corporation(9)	7,600,000	15.4%	—	—	10.5%	2.7%
Columbia Wanger Asset Management, L.P.(10)	3,678,600	7.5%	—	—	5.1%	1.3%
Attiva Capital Partners, LTD(11)	3,190,246	6.5%	—	—	4.4%	1.1%
Beach Point Capital Management(12)	2,806,753	5.7%	—	—	3.9%	1.0%

*	Indicates less than 1%.

(1)	The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133.

(2)	As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date, regardless if the security is in-the-money or not. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(3)	Includes 1,000,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table. Also includes 1,070,000 shares of Class B common stock owned by Pablo Raúl Alarcón, Sr.’s estate. Raúl Alarcón, Jr. is the executor of the estate of Pablo Raúl Alarcón, Sr., and has the power to vote Mr. Alarcón Sr.’s shares.

(4)	Includes 408,375 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.

(5)	Includes 30,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.

(6)	Shares of Class A common stock beneficially owned by Ms. Hudson and Messrs. Flores, and Villamil are issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.

(7)	Includes 50,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table. Mr. Shrinsky holds these options for the benefit of the law firm, Kaye Scholer LLP. Mr. Shrinsky shares ownership of, and voting and investment power for, 15,000 shares of Class A common stock with his spouse.

(8)	Includes 1,580,042 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.

(9)	Reflects ownership of Mr. Sumner M. Redstone, National Amusements, Inc. (“NAI”), NAIRI, Inc. (“NAIRI”), CBS Corporation (“CBS”), Westinghouse CBS Holding Company, Inc. (“W/CBS HCI”), CBS Broadcasting Inc. (“CBSBI”), CBS Radio Inc. (“CBS Radio”) and CBS Radio Media Corporation (“CRMC”) (collectively, the “Reporting Entities”) of 380,000 shares of our Series C Preferred Stock. Upon conversion, each of the shares of Series C Preferred Stock will convert into twenty fully paid and non-assessable shares of Class A Common Stock. Mr. Sumner M. Redstone, by virtue of his stock ownership in NAI, may be deemed to be the beneficial owner, with shared dispositive and voting power, of the Series C Preferred Stock held or controlled by the Reporting Entities. The address of the Reporting Entities and Mr. Redstone is c/o CBS Corporation, 51 West 52nd Street, New York, NY 10019. We obtained this information from a Schedule 13D/A filed by CBS Corporation on February 14, 2006. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(10)	Reflects the ownership of Columbia Wanger Asset Management, L.P. and Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Columbia Wanger Asset Management, L.P. has sole investment discretion and voting power with respect to all the shares. We obtained this information from a Schedule 13G/A filed by Columbia Wanger Asset Management, L.P. on February 10, 2010. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(11)	Includes 114,000 shares of Class A common stock held by Attiva Capital Partners, LTD (“Attiva”), 140,000 shares of Class A common stock held by Complejo Metalurgico de Cumana - Venezuela, 67,000 shares of Class A common stock held by David Tomasello and 2,869,246 shares of Class A common stock held by Antonio Tomasello. Antonio Tomasello is the father of David Tomasello, who is the managing member of Attiva and Chairman of Complejo Metalurgico de Cumana - Venezuela and, for the purposes of the reporting requirements of the Securities Exchange Act of 1934, may be deemed to be a beneficial owner of the shares held by that entity which represent 6.5% of the shares of Class A common stock outstanding. David Tomasello have sole voting power and shared dispositive power with respect to such securities. We obtained this information from a Schedule 13D filed August 7, 2009. The address for Attiva is 275 Madison Avenue, 4th floor, New York, New York 10016. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(12)	The address of Beach Point Capital Management LP is 11755 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025. Beach Point GP LLC is the general partner of Beach Point Capital Management LP and, for the purposes of the reporting requirements of the Securities Exchange Act of 1934, may be deemed to be a beneficial owner of the shares held by that entity which represent 5.7% of the shares of Class A common stock outstanding. Beach Point Capital Management LP has sole investment discretion and voting power with respect to all the shares. The shares are owned by various individual and institutional investors for which Beach Point Capital Management LP serves as an investment advisor. We obtained this information from a Schedule 13G/A filed by Beach Point Capital Management LP on March 9, 2010. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Approval Policies and Procedures
In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions in accordance with the Nasdaq Listing Rules. Our Audit Committee also reviews and approves our proxy statement and the information contained therein. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person’s interest in the transaction. An Audit Committee member cannot participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Audit Committee.
Related Party Transactions
During the fiscal year 2008, we entered into various advertising contracts with affiliates of Infinity Media Corporation (now known as CBS Radio), a division of CBS Corporation, Infinity Broadcasting Corporation of San Francisco, including Viacom Outdoor Inc. (“Viacom”), pursuant to which we paid Viacom approximately $1.5 million and agencies associated with Viacom approximately $0.7 million, in consideration of Viacom and certain related outside agencies providing us with outdoor displays, such as billboards, to promote our radio stations. Additionally, during the fiscal years 2009 and 2008 we paid our affiliates various payments totaling approximately $0.3 million per year, respectively, pursuant to a service agreement and a lease for tower and antenna space.
In June 1992, Spanish Broadcasting System of Florida, Inc., one of our subsidiaries, entered into a 20-year lease with Mr. Alarcón, Sr., our late Chairman Emeritus and Mr. Alarcón, Jr., our Chairman of the Board, CEO and President, for a building which provides for a base monthly rent of $9,000. The lease is cancellable by the lessors upon sixty days’ notice to us, except during the months of November through May. Effective June 1, 1998, the lease for this building was assigned to SBS Realty Corp., a realty management company owned by Messrs. Alarcón, Sr. and Alarcón, Jr. This building is currently vacant. During fiscal years 2009 and 2008, we paid SBS Realty Corp. aggregate amounts of approximately $0.1 million per year, respectively.
Our corporate headquarters are located in office space owned by Irradio Holdings Ltd., a Florida limited partnership, which is owned by our CEO. Since November 1, 2000, we have leased our office space under a ten year lease, with the right to renew for two consecutive five year terms (as amended, the “Lease”).
On March 7, 2006, we entered into a third amendment to the Lease providing for the expansion of our office space at our corporate headquarters. We previously entered into a second amendment to the Lease, effective as of December 1, 2004, which extended the term of the Lease to April 30, 2015 and further expanded the office space leased. The Lease amendments were approved by our Audit Committee with consultation of outside advisors and after obtaining a fairness opinion.
We currently pay a monthly rent of approximately $0.2 million for this office space, including the additional space leased under the amendments to the Lease. We believe that the monthly rent we pay is at market rate. During the fiscal years 2009 and 2008, we paid Irradio Holdings Ltd. an aggregate amount of approximately $2.5 million and $2.6 million, respectively, in rent and related expenses.
On January 1, 2008, we entered into a local marketing agreement with South Broadcasting System, Inc., a company owned by the estate of Mr. Alarcón, Sr., our late Chairman Emeritus. Mr. Alarcón, Jr., our Chairman of the Board, CEO and President, is the executor and one of the beneficiaries of the estate. Pursuant to the local marketing agreement, we are permitted to broadcast our Mexican Regional programming on radio station 106.3 FM (the “LMA Station”). We are required to pay the operating costs of the LMA Station and in exchange we retain all revenues from the sale of the advertising within the programming we provide. Under the terms of the local marketing agreement, we have the right of first negotiation and the right of first refusal to match a competing offer. However, after the first anniversary of the effective date, if we do not agree to match the terms of the competing offer within the ten (10) business day period or fail to notify South Broadcasting of our intent to match the competing offer, then South Broadcasting has the right to accept such offer, provided South Broadcasting pays us the early termination fee equal to the lesser of 5% of the aggregate purchase price of the LMA Station or $1.0 million. The local marketing agreement terminated on its terms on December 31, 2008, after which we continued to operate the LMA Station on the same financial terms on a month to month basis. On May 8, 2009, the local marketing agreement was renewed for three years and will terminate on its terms on December 31, 2011.

On March 16, 2009, we entered into a consulting agreement effective April 1, 2009, with Mr. Shrinsky, one of our Board members. The term of the agreement is through December 31, 2010 and may be renewed at our option on or before December 31st of each succeeding year. Under the terms of the consulting agreement, he is paid a retainer of $50,000 per year to advise us with respect to various business matters. During the fiscal year 2009 and 2008, we paid a retainer of $50,000 and $275,000, respectively.
Certain Relationships
Eric García, the son of Mr. García, our CFO, is employed by us as a sales account executive for our radio station WPAT-FM, serving our New York market. Based on commissions earned during the fiscal years 2009 and 2008, he was paid $211,032 and $258,611, respectively.
Donald Hudson, the brother of Ms. Hudson, our former Chief Creative Officer of MegaTV, is employed by us as a sales manager for our radio station WXDJ-FM, serving our Miami market. During the fiscal years 2009 and 2008, Donald Hudson was paid $145,853 and $189,058, respectively.
See “Security Ownership of Certain Beneficial Owners and Management.”
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our securities with the SEC. Reporting Persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended December 31, 2009, all the Reporting Persons complied with all applicable filing requirements.

CORPORATE GOVERNANCE
The Board of Directors
Our business and affairs are managed under the direction of the Board. The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting us and to act on matters requiring its approval. The Board also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board. During 2009, the Board consisted of Raúl Alarcón, Jr., Joseph A. García, Antonio S. Fernandez, José A. Villamil, Mitchell A. Yelen and Jason L. Shrinsky. Messrs. Villamil, Fernandez and Yelen were deemed to be independent as defined under Rule 5605(a)(2) of the National Association of Securities Dealers’ (“Nasdaq”) Listing Rules. Mr. Fernandez resigned as a member of the Board, the Audit Committee and the Compensation Committee as of August 12, 2009.
The Board held a total of five meetings during the fiscal year ended December 31, 2009. Each incumbent director who was a director of SBS during fiscal year ended December 31, 2009 attended 75% or more of the aggregate number of meetings of the Board and the meetings of all committees of the Board on which he served during the period of time in which he served. The independent members of the Board regularly meet in executive session without any employee directors or other members of management in attendance.
Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)58(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and a Compensation Committee. The functions and membership of each committee of the Board are set forth below. Our Board does not have, and as a controlled company the Nasdaq Listing Rules do not require us to have, a standing nominating committee.
Controlled Company Exemption
We are a “controlled company” as defined in Rule 5615(c)(1) of the Nasdaq Listing Rules because more than 50% of our voting power is held by Raúl Alarcón, Jr., our Chairman of the Board, President and Chief Executive Officer (“CEO”). As a “controlled company,” we are exempt from the requirements of Rule 5605(b), (d) and (e) of the Nasdaq listing standards that would otherwise require us to have (i) a majority of independent directors on the Board, (ii) compensation and nominating committees composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected or recommended to the Board for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors. Consequently, we are exempt from independent director requirements of Rule 5605(b), (d) and (e) of the Nasdaq Listing Rules, except for the requirements under subsection (b)(2) thereof pertaining to executive sessions of independent directors and those under subsection (c) thereof pertaining to the Audit Committee. Currently, we have an Audit Committee and Compensation Committee composed solely of independent directors.
Board Leadership Structure
Raúl Alarcón, Jr. serves as our Chairman of the Board, President and CEO. Our Board believes that combining the role of Chairman of the Board and CEO furthers development and execution of the Company’s strategy, facilitates information flow between management and the Board and promotes efficiency given the size of the Company and its operations. Our Board believes that Mr. Alarcón’s service as both Chairman of the Board and CEO is in our and our stockholders’ best interests. In addition, Mr. Alarcón has extensive experience in radio broadcasting and possesses detailed and in-depth knowledge of the issues, opportunities and challenges that we face. Our Board believes that he is, therefore, best positioned to develop agendas that ensure that our Board’s time and attention are focused on the most critical matters.
Mr. Alarcón is not an independent director. We do not have a lead independent director. We believe the governance structure we have is customary for public companies in which the lead stockholder continues to retain a majority voting interest, and we regard Mr. Alarcón’s leadership role on the Board as positive for the Company in that it fosters stability and encourages consensus-building between Board initiatives and stockholder support.

Although our Board believes that the combination of the Chairman of the Board and CEO roles is appropriate in the current circumstances, our Board has not established this approach as policy, and will routinely review its determination as circumstances dictate and from time to time.
Risk Oversight
Our Board as a whole has responsibility for risk oversight. Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company in light of trends and developments in the broadcasting industry and general business environment. Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy. The involvement of the Board in setting our business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. Our Board is responsible for risk oversight as part of its fiduciary duties to the Company, and our Board administers its risk oversight function as a whole and through its committees. For example, the Audit Committee is charged with the task of overseeing the Company’s risk management process on behalf of the Board. The Audit Committee periodically meets with the Company’s senior management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. While the full Board, and its committees, oversee the Company’s risk management, the Company’s management is responsible for the implementation of the Company’s risk management guidelines and policies and the Company’s day-to-day risk management process. Finally, the Board believes that the combined Chairman and CEO leadership structure of the Board allows for quick and definitive assessment of issues that should be brought to the Board’s attention.
Committees of our Board of Directors
Audit Committee
The Audit Committee currently consists of José A. Villamil and Mitchell A. Yelen, each of whom has been determined to be independent as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules and the SEC’s director independence standards for Audit Committee members. Mr. Fernandez served as the Chairman of the Audit Committee until his resignation on August 12, 2009.
The Audit Committee has not designated an “audit committee financial expert” as that term is defined by applicable SEC rules and regulations. Both members of the Audit Committee are able to read and understand basic financial statements, including a balance sheet, income statement, and cash flow statement and the Audit Committee believes that both members qualify as an “audit committee financial expert”. It is anticipated that when a third independent director is elected, the Audit Committee will officially designate an “audit committee financial expert”. The Audit Committee held four meetings during the fiscal year ended December 31, 2009.
On August 14, 2009, we notified Nasdaq that due to the vacancy created by Antonio Fernandez’s voluntary resignation as a member of the Board and the Audit Committee, we were no longer in compliance with Nasdaq Rule 5605(c)(2) pertaining to audit committee requirements. Mr. Fernandez, who was one of our independent directors and a member of our Audit Committee, resigned from the Board.
As a result, on August 27, 2009, we received a letter from Nasdaq notifying us that we are not in compliance with the audit committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2). Nasdaq’s letter advises us that, consistent with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide us a cure period to regain compliance until the earlier of our next annual shareholders’ meeting or August 11, 2010. Our Annual Meeting is scheduled for June 3, 2010; therefore, we have until June 3, 2010 to comply with Nasdaq’s audit committee requirements. We are actively seeking a third independent director to serve on the Audit Committee and anticipate being able to comply with Nasdaq’s audit committee requirements within the cure period allowed by Nasdaq.
The primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, and the qualifications, independence, financial reporting process, and performance of the Company’s independent registered public accounting firm (the “Independent Registered Public Accounting Firm”). In fulfilling its oversight responsibilities, the Audit Committee:
•	reviews our annual audited and quarterly unaudited consolidated financial statements;

•	reviews and approves related party transactions;

•	reviews our financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

•	reviews and discusses with management and the Independent Registered Public Accounting Firm the Company’s internal controls and the Independent Registered Public Accounting Firm’s attestation of the report;

•	appoints, oversees, and approves the fees paid to the Independent Registered Public Accounting Firm;

•	reviews with the Independent Registered Public Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permitted non-audit services provided by the Independent Registered Public Accounting Firm;

•	reviews findings and recommendations of the Independent Registered Public Accounting Firm and management’s response to the recommendations of the Independent Registered Public Accounting Firm;

•	discusses policies with respect to risk assessment and risk management, our major risk exposures, and the steps management has taken to monitor and mitigate such exposures; and

•	reviews compliance with the Company’s Code of Business Conduct and Ethics (“Code of Ethics”) and whistleblower policies.
A full description of the Audit Committee’s primary responsibilities is contained in its written charter, which is publicly available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Info/Audit Committee Charter.”
Compensation Committee
The Compensation Committee currently consists of Messrs. Villamil and Yelen, each of whom has been determined to be independent as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Antonio Fernandez was a member of the Compensation Committee until his resignation from the Board on August 12, 2009. Mr. Villamil serves as the Chairman of the Compensation Committee. The Compensation Committee held four meetings during the fiscal year ended December 31, 2009.
The Board has determined that all Compensation Committee members are “independent” under the Nasdaq Listing Rules listing standards. The Board has also determined that each Compensation Committee member qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act and that each member, qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
The Compensation Committee reviews our compensation practices and policies, annually reviews performance and approves the compensation for the CEO and other senior executives, and reviews and discusses with management the compensation disclosures prepared in accordance with the SEC’s disclosure rules for executive compensation. In addition, the Compensation Committee:
•	reviews and makes recommendations to management with respect to our overall compensation programs and policies;

•	approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for our employees;

•	approves employment agreements and severance arrangements for the CEO, as appropriate;

•	approves employment agreements and severance arrangements for our senior executives (other than the CEO), as appropriate;

•	interprets and supervises the administration of our stock and long-term incentive compensation programs; and

•	exercises all authority of the Board under our equity-based plans.
A full description of the Compensation Committee’s primary responsibilities is contained in its written charter, which is publicly available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Info/Compensation Committee Charter.”

The Role of Executive Officers in Determining Executive Compensation
Our CEO develops recommendations regarding executive compensation, including proposals relative to compensation for individual executive officers, using internal and external resources. These resources include such things as compensation surveys, external data and reports from consultants and data, reports and recommendations from internal staff. Recommendations from our CEO include and consider all aspects of the compensation program — philosophy, design, compliance and competitive strategy — as well as specific actions regarding individual executive officer compensation. The Compensation Committee reviews these recommendations, and decides whether to accept, reject, or revise the proposals.
Our CEO and Chief Financial Officer (“CFO”) assist the Compensation Committee in understanding key business drivers included in program designs, especially incentive programs. This may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our CEO and CFO also provides regular updates to the Compensation Committee regarding current and anticipated performance outcomes and their impact on executive compensation.
Our Corporate Counsel, with the assistance of our outside counsel, ensures that appropriate plan documentation and approvals are received in order to keep executive pay programs in compliance with applicable laws and stock exchange listing requirements. Our Corporate Counsel and outside counsel also advise the Compensation Committee and our Board regarding compliance with appropriate governance standards and requirements.
Role of the Compensation Committee Advisor
Towers Watson (“Towers Watson”), a human resources consulting firm, is engaged by our Compensation Committee on an “as needed” basis to answer questions posed by it from time to time and undertake analysis of compensation matters. Specifically, if requested by the Compensation Committee, Towers Watson will answer questions pertaining to certain executive compensation matters, the Company’s employment arrangements with certain senior executives and other related executive pay policies. For the 2009 fiscal year, the Compensation Committee requested Towers Watsons’ advice on one matter. Apart from advising the Compensation Committee from time to time when requested, Towers Watson provides no services to the Company or management.
Disclosure Committee
The Disclosure Committee, as described below, was established by us to ensure compliance with the reporting requirements established by the SEC and is made up of certain key employees of the Company. The Disclosure Committee currently consists of Joseph A. García (Senior Executive Vice President, CFO, Chief Administrative Officer and Secretary), the chairman of the committee, Melanie Montenegro (Corporate Counsel), Frank Flores (Chief Revenue Officer of Radio Segment), Frank Soricelli (Corporate Controller), José Molina (Vice President of Finance) and Nelson Santos (Vice President of Management Information Systems).
The general purpose of the Disclosure Committee is to design, establish and maintain a system of controls and procedures to ensure that information required to be disclosed in the reports and statements filed by us pursuant to the Exchange Act, is reported in conformity with the rules and forms of the SEC. The Disclosure Committee assists the CEO, CFO and the Audit Committee in monitoring (i) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of the Company, and (ii) our compliance with regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in our filings with the SEC.
Nominating Committee
Our Board does not have a standing nominating committee or a committee serving a similar function. As a controlled company, the Nasdaq Listing Rules do not require us to have such a committee. The Board has determined that rather than a nominating committee, it is the most appropriate body for identifying director candidates and selecting nominees to be presented at the annual meeting of stockholders.

Director Nominations
As noted above, because Raúl Alarcón, Jr., our CEO, President and Chairman of the Board, holds more than 50% of our voting power, we are deemed to be a “controlled company” under the Nasdaq Listing Rules. Because we are a controlled company, the Board has not elected to establish a separate nominating committee or formal rules governing director nominations from stockholders. The functions of evaluating and nominating director candidates are performed by the Board as a whole. The Board will, from time to time, review biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process. We have not engaged a third party to assist us in identifying and evaluating the individuals nominated for election as directors at this Annual Meeting.
The Board has not set specific, minimum qualifications that must be met by director candidates. In deciding whether to nominate any particular candidate for election to the Board, the Board considers the appropriate skills and personal characteristics needed in light of the makeup of the current Board, including considerations of each candidate’s integrity, character, sound judgment, business acumen, professional skills and experience, knowledge of our business and industry, differences in viewpoint, education, possible conflicts of interest, the ability to act in the interests of our stockholders and other individual qualities and attributes. Further, while the Board does not have a formal diversity policy, it identifies qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, sexual orientation, religion or creed. The Board seeks to ensure the fair representation of all stockholder interests on the Board. The Board believes that the use of these general criteria, along with a non-discriminatory policy, will best result in a Board that evidences that diversity in many respects. The Board believes that it currently maintains that diversity. The Board also considers whether a potential nominee would satisfy the Nasdaq Listing Rules’ definition of “independent” and the SEC’s definition of “audit committee financial expert.” We believe that the backgrounds and qualifications of our directors, considered as a group, provides a composite mix of experience, knowledge and abilities that allows the Board to fulfill its responsibilities.
Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals for Next Annual Meeting.” Stockholders may also send communications to the Board in accordance with the procedures set forth below under the heading “Stockholder Communications with the Board of Directors.”
Stockholder Communications with the Board of Directors
Stockholders of SBS seeking to communicate with the Board, the chairs of the Audit and Compensation Committees of the Board, or with any of our other directors, should submit any communications in writing to the following address: Spanish Broadcasting System, Inc., c/o Melanie M. Montenegro, Corporate Counsel, 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” Any such communication must identify the author as a stockholder, must include the stockholder’s full legal name, address, valid telephone number, the number of shares beneficially owned by the stockholder and, if applicable, the name of any specific intended recipient. We will forward any such communication to the full Board or to any individual director or directors to whom the communication is directed following its clearance through normal review and appropriate security procedures.
Code of Business Conduct and Ethics
We have a Code of Ethics, which is within the meaning of Item 406(b) of Regulation S-K. All of our directors, officers and employees, including our CEO and CFO, are required to abide by our business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner.
The purpose of the Code of Ethics is to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) full, fair, accurate, timely and understandable disclosures in reports and documents filed by us with, or submitted to, the SEC or otherwise publicly communicated by us; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations to the Code of Ethics to appropriate persons identified therein and (v) accountability for adherence to the Code of Ethics. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.
This Code of Ethics is publicly available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Info/Code of Conduct.” If we make substantive amendments to the Code of Ethics or grant any waiver from its provisions to our principal executive, financial or accounting officers, or persons performing similar functions, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four business days of such amendment or waiver.

Whistleblower Hotline
We have a whistleblower policy (the “Whistleblower Policy”), which establishes procedures for (i) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so by using the various alternatives provided by us, such as (i) writing directly to the Chairman of the Audit Committee, c/o Director of Internal Audit, Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133 or (ii) confidentially and anonymously by calling a toll free telephone “hotline” operated by an independent party at (866) 789-1229. A copy of our Whistleblower Policy is available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Info/Ethics and Compliance Hotline.”
Board of Directors Attendance at Annual Meetings of Stockholders
Although we do not have a formal policy requiring director attendance at our Annual Meeting, all directors and all nominees for election as directors are encouraged to attend the Annual Meeting. Last year, all of our incumbent directors and director nominees attended our Annual Meeting.

PROPOSAL
ELECTION OF DIRECTORS
The Board currently has five members. Each of the Board members is standing for reelection to hold office until the next Annual Meeting of Stockholders. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement. The Board has designated as nominees: Raúl Alarcón, Jr., Joseph A. García, José A. Villamil, Mitchell A. Yelen and Jason L. Shrinsky, each of whom currently serves as a member of the Board.
Antonio S. Fernandez resigned as a member of the Board, Compensation Committee and Audit Committee as of August 12, 2009. The Board is actively seeking qualified candidates to replace Mr. Fernandez as an independent member of the Board, Compensation Committee and Audit Committee. See “Corporate Governance Matters” for additional information. If we are able to find such a qualified candidate by the date of the Annual Meeting, the person or persons voting the proxies will vote in favor of electing such candidate as a director and such person will be elected at the Annual Meeting. In the event the Board is able to find a qualified candidate prior to the Annual Meeting, we will make available to our stockholders supplemental proxy materials and a revised proxy card, promptly thereafter, which will identify the candidate. The shares represented by the enclosed proxy card will be voted for such candidate.
Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, either of the persons named as proxy holders — Raúl Alarcón, Jr., our Chairman, President and CEO, and Joseph A. García, our Senior Executive Vice President, CFO, Chief Administrative Officer (“CAO”) and Secretary — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board.
Recommendation of the Board of Directors:
THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON STOCK AND EACH HOLDER OF CLASS B COMMON STOCK VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW.
NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
The following table sets forth information concerning the five nominees for director, followed by information concerning our executive officers as of the date of this Proxy Statement. Each of our directors serves until their successor is elected and qualifies, and all executive officers hold office until their successors are appointed.

Name	Age	Position with SBS
Incumbent Nominees for Director
Raúl Alarcón, Jr.	53	Chairman of the Board of Directors, CEO and President
Joseph A. García	65	Senior Executive Vice President, CFO, CAO and Secretary
José A. Villamil	62	Director
Mitchell A. Yelen	62	Director
Jason L. Shrinsky	72	Director

Executive Officers
Frank Flores	59	Chief Revenue Officer of Radio Segment and General Manager of the New York Radio Market

Raúl Alarcón, Jr. joined us in 1983 as an account executive and has been our President and a director since October 1985 and our CEO since June 1994. On November 2, 1999, Mr. Alarcón, Jr. became our Chairman of the Board and continues as our CEO and President. Currently, Mr. Alarcón, Jr. is responsible for our long-range strategic planning and operational matters and is instrumental in the acquisition and related financing of each of our stations. Mr. Alarcón, Jr. is the son of the late Pablo Raúl Alarcón, Sr. We nominated Mr. Alarcón, Jr. as a director because we believe he provides an historical perspective to our long operating history, having joined us in 1983, and has extensive experience in Spanish-language media broadcasting.

Joseph A. García has been our CFO since 1984, Executive Vice President since 1996 to 2008, and Secretary since November 2, 1999. On June 3, 2008, Mr. García was elected to the Board and on August 4, 2008, became our Chief Administrative Officer and Senior Executive Vice President. Mr. García is responsible for our financial affairs, operational and administrative matters, investor relations, and has been instrumental in the acquisition and related financing of our stations. Before joining us in 1984, Mr. García spent thirteen years in international financial planning positions with Philip Morris Companies, Inc. and with Revlon, Inc., where he was manager of financial planning for Revlon — Latin America. We nominated Mr. García because we believe he provides a historical perspective to our long operating history, having joined us in 1984.

José A. Villamil became one of our directors on June 30, 2004. Mr. Villamil has over 30 years of experience as a private business economist, university educator and as a high-level policymaker of both the federal and State of Florida governments. Mr. Villamil was the Chief Executive Officer of The Washington Economics Group, Inc. (“WEG”), an economic consulting firm, serving in such position from 1993 to 1998 and from 2000 to July 2008. Since August 2008, Mr. Villamil has served as the Dean of the School of Business of St. Thomas University, Miami Florida, while continuing to serve as Principal Advisor to the clients of WEG. From 1999 to 2000, he was Director for Tourism, Trade and Economic Development of Florida. Mr. Villamil served most recently as Chairman of the Council of Economic Advisors of Florida and a member of the board of directors of Enterprise Florida, Inc. Since April 2003, Mr. Villamil has been director of Mercantil CommerceBank, N.A. and CommerceBank Holding Corp. Most recently, Mr. Villamil served as a member of former President George W. Bush Advisory Committee on Trade Policy and Negotiations. From 1989 to 1993, Mr. Villamil served as Chief Economist and later as Undersecretary for Economic Affairs at the United States Department of Commerce. We nominated Mr. Villamil because of his expertise in the field of economics.

Mitchell A. Yelen became one of our directors on September 28, 2007. Mr. Yelen is currently the Director of tax services at Pinchasik, Strongin, Muskat, Stein & Company, P.A., a CPA firm, where he has been employed since 1984 specializing in litigation support, complex tax research and financial planning. Mr. Yelen previously held positions at CPA firms: Kaufman, Rossin & Co., P.A. and Alexander Grant & Co., P.A. Among other degrees, he holds an M.B.A. in Finance from Northwestern University and a J.D. and L.L.M. in taxation from the University of Miami. We nominated Mr. Yelen because of his knowledge of accounting and finance.

Jason L. Shrinsky became one of our directors on November 2, 1999. Mr. Shrinsky is a retired partner from the law firm Kaye Scholer LLP, which he joined as a partner in 1986. Mr. Shrinsky has been a lawyer counseling corporations and high net worth individuals on financings, mergers and acquisitions, other related financial transactions and regulatory procedures since 1964. Kaye Scholer LLP has served as our legal counsel for more than 20 years. We nominated Mr. Shrinsky because of his knowledge of financial transactions and regulatory procedures.

Frank Flores became Chief Revenue Officer of our radio segment and General Manager of the New York market on April 1, 2009. Previously, Mr. Flores was General Manager and Vice President of the New York radio market from January 2005 to March 2009 and VP/Director of Sales from July 2004 to January 2005. Mr. Flores is responsible for overseeing the revenue and profit performance of all of our radio stations and the day-to-day operational matters of the New York radio market. Prior to joining us, he was the general sales manager of CBS Radio from 2003 to 2004 and the local sales manager the previous twelve years for WXRK-FM with Infinity Broadcasting Corporation.

SUMMARY COMPENSATION TABLE
The following table discloses compensation for the fiscal years ended December 31, 2009 and December 31, 2008 received by our (i) President and CEO, Raúl Alarcón, Jr., (ii) Senior Executive Vice President, CFO, Chief Administrative Officer and Secretary, Joseph A. García, (iii) Chief Revenue Officer of the radio segment and General Manager of the New York market, Frank Flores, and (iv) our former Chief Creative Officer of MegaTV, Cynthia Hudson, who resigned on March 19, 2010. These individuals are also referred to in this Proxy Statement as our “named executive officers.”

						Stock	Option	All Other
		Salary		Bonus		Awards	Awards	Compensation		Total
Name and Principal Position	Year	($)		($)		($)(a)	($)(a)	($)		($)

Raul Alarcon, Jr.	2009	1,250,000		1,002,295	(b)	—	61,560	172,503	(c)	2,486,358
Chief Executive Officer, President and	2008	1,250,000		—		141,300	12,910	118,218		1,522,428
Chairman of the Board of the Directors

Joseph A. Garcia	2009	525,000		100,000	(d)	—	—	37,027	(e)	662,027
Senior Executive Vice President, Chief	2008	504,518		—		56,250	34,313	17,153		612,234
Financial Officer, Chief Administrative Officer and Secretary

Frank Flores(f)	2009	292,310		317,381	(g)	—	—	2,423	(h)	612,114
Chief Revenue Officer of the radio segment and General Manager of the New York market

Cynthia Hudson(i)	2009	401,923	(j)	—		—	—	21,178	(k)	423,101
Chief Creative Officer of MegaTV	2008	500,000		—		—	—	—		500,000

(a)	Represents the aggregate grant date fair value computed in accordance with FASB Topic ASC 718 (“ASC 718”). See Note 11(c) to the Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our 2009 Annual report on Form 10-K, for a discussion of the assumptions used to value equity-based compensation.

(b)	For 2009, Mr. Alarcón received a $1,002,295 contractual performance bonus.

(c)	Per Mr. Alarcón’s employment agreement, he is entitled to the use of an automobile and driver, personal tax services, telecommunication services, health insurance benefits and a separate life insurance policy. In 2009, we incurred expenses related to the usage of an automobile and driver of $104,268, tax services of $3,555, telecommunication services of $22,628, health insurance premiums of $26,642 and life insurance premium of $15,410, respectively.

(d)	For 2009, Mr. García received a $100,000 discretionary bonus.

(e)	Per Mr. García’s employment agreement, he is entitled to the use of an automobile, related car expenses, health insurance benefits and telecommunication services. In 2009, we incurred expenses related to the usage of an automobile of $15,226, health insurance premiums of $20,946 and telecommunication services of $855, respectively.

(f)	Mr. Flores was appointed Chief Revenue Officer of the radio segment and General Manager of the New York market effective April 1, 2009. This table reflects his compensation for 2009, the only year covered by the table in which he served as a named executive officer.

(g)	For 2009, Mr. Flores received a $317,381 contractual performance bonus.

(h)	Per Mr. Flores’s prior employment agreement, he was entitled to a monthly automobile allowance. Effective April 1, 2009, Mr. Flores was no longer entitled to such automobile allowance. In 2009, we incurred expenses of $2,423 related to the automobile allowance.

(i)	Ms. Hudson resigned effective March 19, 2010.

(j)	In February 2009, the Compensation Committee approved a 20% reduction in Ms. Hudson’s annual base salary of $500,000 for 2009 and a 30% reduction in base salary if MegaTV does not achieve station operating income break-even status by May 2009.

(k)	Per Ms. Hudson’s employment agreement, she was entitled to family health insurance benefits. In 2009, we incurred expenses related to health insurance premiums of $21,178.

Employment Agreements
To further assist our stockholders in understanding the elements of compensation disclosed in the Summary Compensation Table, the material terms of our employment agreements with Messrs. Alarcon, Garcia and Flores and Ms. Hudson are described below.
Raúl Alarcón, Jr.
The compensation of Mr. Alarcón, Jr., our Chairman of the Board, CEO and President, in 2009 was primarily determined by the amended and restated employment agreement we entered into with him on October 25, 1999 (the “Alarcón Employment Agreement”). The Alarcón Employment Agreement has automatically renewed for successive one-year periods since December 31, 2004, and will continue to do so unless terminated by either party on 90-day’s notice prior to December 31 of any year.
Base Salary. Pursuant to the Alarcón Employment Agreement, Mr. Alarcón, Jr. is entitled to an annual base salary of not less than $1,250,000.
Bonus. Under the Alarcón Employment Agreement, Mr. Alarcón, Jr. is entitled to an annual contractual bonus equal to 7.5% of same station annual broadcast cash flow (now known as station operating income) growth, including (on a pro rata basis from the date the station was acquired) acquired stations on a pro forma basis or a greater amount in the discretion of the Board. For the fiscal year ended December 31, 2009, Mr. Alarcón, Jr. received a contractual bonus of $1,002,295.
Securities. During each year of his employment term, Mr. Alarcón, Jr. is entitled to receive an option to purchase 100,000 shares of Class A common stock, which vests immediately, at an exercise price equal to the fair market value of the Class A common stock on the applicable grant date. On October 27, 2009, Mr. Alarcón, Jr. received an option to purchase 100,000 shares of Class A common stock, at an exercise price of $0.73 per share.
Benefits; Perquisites. Mr. Alarcón, Jr. is entitled to receive executive medical insurance benefits provided to all of our executives, such as life and long-term disability insurance for himself and health insurance for himself and his family. In addition, Mr. Alarcón, Jr. is entitled to certain perquisites, such as life insurance, reimbursement for personal tax, accounting expenses, telecommunications services and the use of a company car and a driver.
We believe that, in light of Mr. Alarcón, Jr.’s individual performance and his unique contribution to our operational, financial and strategic results for 2009, Mr. Alarcón, Jr.’s salary for the year was in line with our overall compensation objectives, which provided compensation in a format that is competitive, fair and reasonable from our perspective.
Joseph A. García
The compensation of Mr. García, our Senior Executive Vice President, CFO, CAO and Secretary, in 2009 was determined by the employment agreement we entered into with him on December 7, 2000 (the “García Employment Agreement”) and after August 4, 2008, Mr. Garcia’s compensation was determined by the amended and restated employment agreement (“Amended Agreement”). The García Employment Agreement became effective on December 7, 2000 and was automatically renewed for successive one-year periods from December 7, 2005 until August 4, 2008, and was amended and restated by the Amended Agreement. The term of the Amended Agreement is for three years and will automatically renew for additional one-year periods, unless either party gives notice at least 60 days prior to the end of the then-current term.
Base Salary. On August 4, 2008, pursuant to the Amended Agreement, Mr. García’s annual base salary was increased to $525,000. The base salary is subject to an annual review and may be increased from time to time as recommended by the CEO and approved by the Compensation Committee. The Compensation Committee did not increase Mr. Garcia’s base salary in 2009.
Bonus. Under the Amended Agreement, Mr. García is eligible to receive an annual cash bonus upon the attainment of individual pre-established goals and the Company’s performance goals, of no less than $100,000 and no more than $300,000 for each fiscal year completed during the term. In the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the Federal securities laws, Mr. García is required to reimburse the Company for the amount of any annual bonus or any other incentives paid to him based on the financial results that are materially restated downward. For the fiscal year ended December 31, 2009, Mr. García received a discretionary bonus of $100,000.
Securities. Mr. Garcia received equity grants in 2000, pursuant to the García Employment Agreement, and in 2008, pursuant to the Amended Agreement. The Amended Agreement did not provide for equity grants in 2009.

Benefits; Perquisites. Mr. García is entitled to receive executive medical insurance benefits provided to all of our executives, such as life and long-term disability insurance for himself and health insurance for himself and his family. In addition, Mr. García is entitled to certain perquisites, such as the use of an automobile, related car expenses and telecommunications services. As of March 2009, Mr. García voluntarily agreed to suspend the automobile perquisite.
We believe that, in light of Mr. García’s individual performance and his unique contribution to our operational, financial and strategic results for 2009, Mr. García’s salary for the year was in line with our overall compensation objectives, which provided compensation in a format that is competitive, fair and reasonable from our perspective.
Frank Flores
The compensation of Mr. Flores, our Chief Revenue Officer and General Manager of the New York market, in 2009 was primarily determined by the amended and restated employment agreement we entered into with him on April 6, 2009 and effective April 1, 2009, (the “Flores Employment Agreement”).
Base Salary. Pursuant to the Flores Employment Agreement, Mr. Flores is entitled to receive an annual base salary of $250,000.
Bonus. Under the Flores Employment Agreement, Mr. Flores is entitled to (i) an annual New York consolidated station operating income performance bonus and (b) an annual radio consolidated station operating income performance bonus, based on achieving certain station operating income targets based upon the CEO’s recommendation and subject to the Compensation Committee’s approval. For the fiscal year ended December 31, 2009, Mr. Flores received a contractual New York consolidated station operating income performance bonus of $62,559 and a radio consolidated station operating income discretionary bonus of $254,822.
Benefits; Perquisites. Mr. Flores is entitled to receive executive medical insurance benefits provided to all of our executives, such as life and long-term disability insurance for himself and health insurance for himself and his family.
We believe that, in light of Mr. Flores’ individual performance and contribution to our operational, financial and strategic results for 2009, Mr. Flores’ salary for the year was in line with our overall compensation objectives, which provided compensation in a format that is competitive, fair and reasonable from our perspective.
Cynthia Hudson The compensation of Ms. Hudson, our former Executive Vice President and Chief Creative Officer of MegaTV, in 2009 was primarily determined by the Compensation Committee’s approval. Previously, the employment agreement we entered into with Ms. Hudson on November 21, 2005, effective January 3, 2006 (the “Hudson Employment Agreement”) included a probationary period of which expired on July 2, 2006, at which time we exercised our option to renew the agreement for an additional period of two and a half years, until January 2, 2009. Thereafter, the contract automatically renewed for additional one-year periods, unless we provided notice of our intention not to renew. In December 2008, we provided Ms. Hudson notice of our intention not to renew the existing agreement and notified her of our intent to enter into a new employment agreement. We entered into a letter agreement with Ms. Hudson, effective February 23, 2009, that extended the term of her employment under new compensation terms determined and approved by the Compensation Committee. Ms. Hudson resigned on March 19, 2010.
Base Salary. Pursuant to the Hudson Employment Agreement, Ms. Hudson was entitled to receive an annual base salary of $300,000, $315,000 and $330,750 for the first, second and third year of employment, or an increase to $500,000 upon the successful multi-market expansion of MegaTV. On November 5, 2007, the Compensation Committee, upon the recommendation of the CEO, reviewed and increased Ms. Hudson’s base salary to $500,000, based upon the successful multi-market expansion of MegaTV, her overall performance and contributions to Mega TV. Effective February 23, 2009, the Compensation Committee approved a 20% reduction in Ms. Hudson’s base salary and a 30% reduction in base salary if MegaTV did not achieve station operating income break-even status by May 2009.

Bonus. Under the Hudson Employment Agreement, Ms. Hudson was entitled to receive the following incentive compensation: (i) an annual discretionary performance bonus, subject to the Compensation Committee’s approval, based upon the CEO’s recommendation and (ii) quarterly performance bonuses if the following targets are met: (a) quarterly performance bonuses of $12,500, $37,500 and $50,000 if MegaTV’s ratings achieved certain ratings or rankings above certain competitors; and (b) a one-time bonus of $50,000 upon the successful launch of viable new media units. Due to the successful multi-market expansion of MegaTV resulting in an increase to Ms. Hudson’s annual base salary, Ms. Hudson was no longer eligible to receive the quarterly performance bonuses set forth above. Effective February 23, 2009, as part of Ms. Hudson’s base salary reduction, she became eligible for a year-end bonus based on achieving certain station operating income targets. In 2009, Ms. Hudson did not receive a contractual or discretionary performance bonus.
Securities. Under the terms of the Hudson Employment Agreement, on November 5, 2007, Ms. Hudson received an option to purchase 25,000 shares of Class A common stock, which would have vested ratably over a three-year period. This option was granted due to the successful multi-market expansion of MegaTV. The option granted had an exercise price equal to the closing price of our Class A common stock on the business day of each respective grant date.
Benefits; Perquisites. Ms. Hudson was entitled to receive executive medical insurance benefits provided to all of our executives, such as life and long-term disability insurance for herself and health insurance for herself and her family.
We believe that, in light of Ms. Hudson’s individual performance and her unique contribution to our operational, financial and strategic results for 2009, Ms. Hudson’s salary for the year was in line with our overall compensation objectives, which provided compensation in a format that is competitive, fair and reasonable from our perspective.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009
The following table summarizes equity awards outstanding as of December 31, 2009 for each of our NEOs. The closing price of our Class A common stock on December 31, 2009 was $0.78.

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value
	Securities	Securities				Shares or		of Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Options		Exercise	Option	Have Not		Have Not
	Exercisable	Unexercisable		Price	Expiration	Vested		Vested
Name	(#)	(#)		($)	Date (a)	(#)		($)

Raul Alarcon, Jr.	100,000	—		$9.47	10/27/2010
	100,000	—		$7.77	10/27/2011
	100,000	—		$6.13	10/27/2012
	100,000	—		$8.69	10/25/2013
	100,000	—		$9.98	10/27/2014
	100,000	—		$6.27	10/25/2015
	100,000	—		$4.79	10/27/2016
	100,000	—		$2.62	10/27/2017
	100,000	—		$0.20	10/27/2018
	100,000	—		$0.73	10/27/2019
						30,000	(b)	23,400

Joseph A. Garcia	100,000	—		$4.81	12/7/2010
	150,000	—		$9.10	1/16/2012
	50,000	—		$11.78	1/21/2014
	25,000	—		$10.79	3/7/2015
	83,375	41,625	(c)	$0.45	9/3/2018
						41,625	(d)	32,468

Frank Flores	25,000	—		$8.67	8/3/2014

Cynthia Hudson	16,667	—		$2.55	6/19/2010

(a)	The expiration date of each option occurs 10 years after the stock option grant date. If a NEO is terminated, the stock option will expire based on the plan’s terms.

(b)	Restricted stock vest on January 1, 2011.

(c)	Options vest on September 3, 2010.

(d)	Restricted stock vest on September 3, 2010.

Elements of Post-Termination Compensation
We do not have a practice of providing retirement benefits, including any supplemental executive retirement plans, to our NEOs. Our NEOs have entered into employment agreements with us in which these agreements each contain certain post-termination compensation, such as severance payments or change-in-control provisions. In addition, we retain the discretion to utilize the offer of severance and/or change-in-control protection as an incentive in hiring our NEOs.
Pension Benefits
We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan.
Nonqualified Deferred Compensation
We do not provide any nonqualified defined contribution or other deferred compensation plans.
Potential Payments upon Termination or Change in Control
In accordance with the rules of the SEC, the following table presents our estimate of amounts payable to the NEOs, under our 1999 Stock Option Plan, Omnibus Plan and their employment agreements, assuming that each of the indicated triggering events discussed in the table below occurred on December 31, 2009, and the equity awards under the 1999 Stock Option Plan and Omnibus Plan were neither assumed by a successor corporation nor replaced with a cash retention program.
The following table describes and quantifies the benefits and compensation to which the NEOs would have been entitled to under existing plans and arrangements if their employment had terminated on December 31, 2009, based on their compensation and services on that date. The amounts shown on the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 401(k) plan, or any death, disability or health benefits available under broad-based employee plans.
Potential Payments Upon Termination or Change of Control

				Value of	Value of
	Severance		Severance	Stock	Option	Other
	(Salary)		(Bonus)	Acceleration	Acceleration	Benefits		Total
Name	($)		($)	($)(a)	($)(b)	($)		($)
Raúl Alarcón, Jr.
Without Cause	917,808	(c)	—	23,400	—	35,099	(d)	976,307
With Cause	458,904	(e)	—	—	—	—		458,904
Death	917,808	(c)	—	23,400	—	19,562	(d)	960,770
Disability	917,808	(c)	—	23,400	—	35,099	(d)	976,307
Joseph A. García
Death or Disability	1,050,000	(f)	—	32,468	13,736	—		1,096,204
Prior to a Change of Control: Without Cause /With Good Reason/Non-Renewal by Company	1,050,000	(g)	—	32,468	13,736	26,243	(h)	1,122,447
Prior to the Second Anniversary of a Change of Control: Without Cause /With Good Reason/Non-Renewal by Company	1,250,000	(i)	—	32,468	13,736	26,243	(h)	1,322,447
Frank Flores
Without Cause	62,500	(j)	—	—	—	—		62,500
Cynthia Hudson
Without Cause	26,923	(j)	—	—	—	—		26,923

(a)	The amounts shown as the value of the accelerated stock are solely on intrinsic value of the shares. This was calculated by multiplying (i) the fair market value of our Class A common stock on December 31, 2009 ($0.78) by (ii) the assumed number of shares vesting on an accelerated basis on December 31, 2009.

(b)	The amounts shown as the value of the accelerated stock option are solely on intrinsic value of the options. This was calculated by multiplying (i) the difference between the fair market value of our Class A common stock on December 31, 2009 ($0.78) and the applicable exercise price by (ii) the assumed number of option shares vesting on an accelerated basis on December 31, 2009. Some accelerated options had exercise prices greater than the fair market value of our Class A common stock; therefore, having zero intrinsic value.

(c)	Represents the aggregate base salary payments which the executive would have received during the employment term if such termination had not occurred.

(d)	Represents the aggregate value of the continuation of the executive’s benefits for up to the employment term.

(e)	Represents 50% of the aggregate base salary payments which the executive would have received during the employment term if such termination had not occurred.

(f)	Represents two times the aggregate base salary payments which the executive would have received during a one-year period, provided we receive a release in a form acceptable to us.

(g)	Represents the aggregate base salary payments of the greater of the remainder of the term or 24 months, which the executive would have received if such termination had not occurred, provided we receive a release in a form acceptable to us.

(h)	Represents the aggregate value of the continuation of executive benefits for up to 12 months after such date of termination.

(i)	Represents two times the aggregate base salary and bonus payments which the executive would have received during a one-year period, provided we receive a release in a form acceptable to us.

(j)	At December 31, 2009, employment was “at-will.” In the event that the employment is terminated without cause, in exchange for a release in a form acceptable to us, Mr. Flores and Ms. Hudson shall receive one week severance of their then annual base salary for every year served.
While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the NEOs in the event that any of the circumstances described above had occurred on December 31, 2009, the actual amounts due to the NEOs upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the 1999 Stock Option Plan, Omnibus Plan and the employment agreements.
Change of Control Triggering Event
A change of control for purposes of Mr. García’s employment agreement is a change of control as defined under the Omnibus Plan. Pursuant to the Omnibus Plan, a change of control means a change in the ownership of the voting power or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Internal Revenue Code.
Non-Competition Provision
Mr. García has agreed that during his employment term and for a period of twelve months thereafter, he would not engage in certain competitive activities with us, including solicitation of employees or customers and interference with the relationship between us and any such person. In addition, he has also agreed to maintain the confidentiality of certain proprietary information during the term of his employment and thereafter.
Overview of Director Compensation and Procedures
The Compensation Committee may review the level of compensation of our non-employee directors periodically. Directors who are also our employees do not receive cash or equity compensation for service on the Board or any committee thereof. To determine how appropriate the current level of compensation for our non-employee directors is, SBS has historically obtained data from a number of different sources including:
•	publicly available data describing director compensation in peer companies;

•	survey data collected by our human resources department; and

•	information obtained from other companies.
Director Compensation
The annual fees paid to non-employee directors are $25,000 for service on the Board; $25,000 for service on the Audit Committee; and $25,000 for service on the Compensation Committee. All directors are reimbursed for the out-of-pocket expenses they incur in connection with their service. Our non-employee directors are also eligible to receive stock options under our Omnibus Plan and, prior to September 26, 2009, were eligible to receive stock options under our 1999 Stock Option Plan.

2009 DIRECTOR COMPENSATION
The following table summarizes total compensation earned by each non-employee director during 2009.

	Fees Earned
	or Paid in	All Other
	Cash	Compensation		Total
Name (a)	($)	($)		($)

Jose Antonio Villamil (b)	75,000	—		75,000

Mitchell Yelen (b)	75,000	—		75,000

Jason Shrinsky (b)	25,000	50,000	(c)	75,000

(a)	Raúl Alarcón, Jr. and Joseph A. García are omitted from this table because they did not receive any additional compensation for service as a director.

(b)	The following are the aggregate number of option awards outstanding as of December 31, 2009 for each of our non-employee directors.

					Option
	Number of Options	Number of Options	Option Exercise	Grant Date Fair	Expiration
Director	Outstanding	Exercisable	Price	Value per Share	Date

Jose Antonio Villamil	50,000	50,000	$9.33	$6.83	6/30/2014
Mitchell Yelen	50,000	30,000	$2.58	$1.65	9/28/2017
Jason Shrinsky	50,000	50,000	$10.79	$6.71	3/7/2015

(c)	On March 16, 2009, we entered into a consulting agreement effective April 1, 2009, with Mr. Shrinsky. The term of the agreement is through December 31, 2010 and may be renewed at our option on or before December 31st of each succeeding year. Under the terms of the consulting agreement, he is paid a retainer of $50,000 per year to advise us with respect to various business matters.
Stock Option Plan for Non-Employee Directors
We adopted a separate option plan for our non-employee directors, but this plan terminated on September 26, 2009. The terms of this plan provided that the Board had the discretion to grant stock options to any non-employee director. An aggregate of 300,000 shares of Class A common stock were reserved for issuance under this option plan. The plan was administered by the Board.
Under the plan, any non-exercisable options will immediately vest and become exercisable upon a change in control of the Company. If a non-employee director ceases to be a member of the Board due to death, retirement or disability, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable based on the plan terms. If a non-employee director’s service as a director is terminated for any reason other than the preceding, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable for thirty days.
2006 Omnibus Equity Compensation Plan
On July 18, 2006, our stockholders approved the Omnibus Plan. The Board previously approved the Omnibus Plan at a meeting held on May 3, 2006, which was subject to stockholder approval. An aggregate of 3,500,000 shares of Class A common stock have been reserved for issuance under this plan.
In connection with the approval of the Omnibus Plan, our stockholders also approved that (i) the compensation attributable to grants under the Omnibus Plan qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Code, (ii) incentive stock options meet the requirements of the Code, and (iii) the Omnibus Plan meets the Nasdaq Stock Market listing requirements.

The Omnibus Plan provides that grants may be made to participants of any of the following: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights (“SARs”), (iv) stock units, (v) stock awards, (vi) dividend equivalents, and (vii) other stock-based awards. All employees, members of the Board, and all non-employee directors are eligible to participate. The Compensation Committee approves those individuals who will participate in the Omnibus Plan.
Limitations on Directors’ and Officers’ Liability
Our third amended and restated certificate of incorporation has a provision which limits the liability of directors to us to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that our directors will not be personally liable for monetary damages for breach of fiduciary duty as a director. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the Delaware General Corporation Law for SBS to indemnify directors or officers.
Our amended and restated by-laws provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of SBS. Each director has entered into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers. We currently have directors’ and officers’ liability insurance that provides for coverage of up to $35.0 million.
There is a pending litigation claim against us, certain of our former and current directors and officers concerning which such directors and officers may seek indemnification. On November 28, 2001, a complaint was filed against us in the United States District Court for the Southern District of New York (the “Southern District of New York”) and was amended on April 19, 2002. The amended complaint alleges that the named plaintiff, Mitchell Wolf, purchased shares of our Class A common stock pursuant to the October 27, 1999, prospectus and registration statement relating to our initial public offering which closed on November 2, 1999 (the “IPO”). The complaint was brought on behalf of Mr. Wolf and an alleged class of similarly situated purchasers against us, eight underwriters and/or their successors-in-interest who led or otherwise participated in our IPO, two members of our senior management team, one of whom is the Chairman of our Board, and an additional director, referred to collectively as the individual defendants. The complaint was never served upon the individual defendants.
This case is one of more than 300 similar cases brought by similar counsel against more than 300 issuers, 40 underwriters and 1,000 individual defendants alleging, in general, violations of federal securities laws in connection with initial public offerings, in particular, failing to disclose that the underwriters allegedly solicited and received additional, excessive and undisclosed commissions from certain investors in exchange for which they allocated to those investors material portions of the restricted shares issued in connection with each offering. All of these cases, including the one involving us, have been assigned for consolidated pretrial purposes to one judge of the Southern District of New York. The issuer defendants in the consolidated cases (collectively, the “Issuer Defendants”) filed motions to dismiss the consolidated cases. These motions to dismiss covered issues common among all Issuer Defendants and issues common among all underwriter defendants (collectively, the “Underwriter Defendants”) in the consolidated cases. As a result of these motions, the Individual Defendants were dismissed from one of the claims against them, specifically the Section 10b-5 claim. On September 21, 2007, Kaye Scholer LLP, on behalf of the individual defendants, executed a tolling agreement with plaintiffs providing for the dismissal without prejudice of all claims against the individual defendants upon the provision to plaintiffs of documentation showing that SBS has entity coverage for the period in question. Documentation of such coverage was subsequently provided to plaintiffs on December 19, 2007.
On August 31, 2005, the Southern District of New York issued an order of preliminary approval of a settlement proposal among the investors in the plaintiff class, the Issuer Defendants (including us) and the Issuer Defendants’ insurance carriers (the “Issuers Settlement”). The principal components of the Issuers Settlement were: (1) a release of all claims against the Issuer Defendants and their directors, officers and certain other related parties arising out of the alleged wrongful conduct in the amended complaint; (2) the assignment to the plaintiffs of certain of the Issuer Defendants’ potential claims against the Underwriters; and (3) a guarantee by the insurers to the plaintiffs of the difference between $1.0 billion and any lesser amount recovered by the plaintiffs from the Underwriter Defendants. The payments were to be charged to each Issuer Defendant’s insurance policy on a pro rata basis.

On October 13, 2004, the Southern District of New York granted plaintiffs’ motion for class certification in six “focus cases” out of the more than 300 consolidated class actions, but on December 5, 2006, the United States Court of Appeals for the Second Circuit (the “Second Circuit”) reversed the order, holding that plaintiffs could not satisfy the predominance requirement for a Federal Rule of Civil Procedure 23(b)(3) class action. On June 25, 2007, in light of the Second Circuit’s reversal of the class certification order and its subsequent denial of plaintiffs’ petition for a rehearing or rehearing en banc, the Southern District of New York entered a stipulation between plaintiffs and the Issuer Defendants, terminating the proposed Issuers Settlement which the Southern District of New York had preliminarily approved on August 31, 2005. On September 27, 2007, plaintiffs filed a renewed motion for class certification with respect to the six focus cases, based on newly proposed class definitions. On October 10, 2008, at plaintiffs’ request, the Southern District of New York ordered the withdrawal without prejudice of plaintiffs’ renewed motion, which had been fully briefed and was sub judice.
On August 14, 2007, plaintiffs filed amended complaints in the six “focus cases” and amended master allegations in the consolidated actions. On November 13, 2007, the Underwriter Defendants and Issuer Defendants moved to dismiss the amended complaints in the six “focus cases.” On March 26, 2008, the Southern District of New York granted in part the motion as to a subset of plaintiffs’ Section 11 claims, but denied the motion as to plaintiffs’ other claims. We are not named in any of the six “focus cases.”
On January 7, 2008, the Underwriter Defendants filed a motion (in which the issuer defendants joined) to strike class allegations in 26 of the consolidated cases, including the case against us, on the ground that plaintiffs lacked a putative class representative in those cases at the time of their May 30, 2007 oral motion. On May 13, 2008, the Southern District of New York issued an order granting the motion in part and striking certain of the class allegations relating to the Section 10b-5 claims in 8 of the 26 actions, including the action against SBS. The order also requires plaintiffs to make certain disclosures with respect to the putative class representatives in the remaining 18 actions. Once the disclosures are filed, Defendants may seek clarification of the Southern District of New York’s May 13, 2008 order with respect to the status of the remaining 10b-5-related class allegations in the other 8 actions, including the SBS action, as well as the status of the Section 11-related class allegations.
On June 11, 2009, pursuant to a motion filed on April 2, 2009, the Southern District of New York issued a preliminary order of approval of a settlement of all of the consolidated cases, including the case against us. On September 19, 2009, the Southern District of New York conducted a hearing regarding the final approval of the settlement of all consolidated cases and, on October 5, 2009, issued an opinion finally approving the settlement. The settlement, which is subject to appeal, will result in a release of all claims against the Underwriter and Issuer Defendants, and their officers and directors, in exchange for an aggregate sum of approximately $600 million (the “settlement amount”) to be paid into a settlement fund for the benefit of the class plaintiffs. SBS’ and the individual defendants’ share of the settlement amount would be fully funded by insurance.
On October 23, 2009, several Objectors filed a petition for leave to appeal the Southern District of New York’s class definition for purposes of settlement in the Second Circuit (the “Objectors’ petition”). Several Objectors have also filed notices of appeal in the Second Circuit from the Southern District of New York’s order approving the settlement. On October 29, 2009 plaintiffs filed an answer in opposition to the Objectors’ petition. On November 2, 2009, the Underwriter Defendants filed a response to the Objectors petition, taking no position on the petition, but noting that the classes were approved for settlement purposes only and reserving the right to oppose class certification in the event the settlement is not finally approved. The Issuer Defendants do not intend to file a response to the Objectors’ petition. On April 16, 2010, Plaintiffs filed a motion and supporting papers in the Southern District of New York asking the Court to require each group of Objectors to post an appeal bond in the amount of $500,000 in order to pursue their appeals. Further briefing on the motion is scheduled to conclude on May 17, 2010.
During a pre-motion conference held on April 2, 2010, the Southern District of New York instructed the Plaintiffs’ Executive Committee to make a determination of the allocation of the settlement fee award among Plaintiffs and to provide notice of that determination to all interested parties by June 2, 2010. Any request for a pre-motion conference to raise objections to the allocation must be made within 30 days from when notice of the allocation is provided and, if such a request is made, the Court indicated that a pre-motion conference will likely be held in early July 2010.

Equity Compensation Plan Information
The following table sets forth, as of December 31, 2009, the number of securities outstanding under our equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:
Equity Compensation Plan Information
As of December 31, 2009

	Number of Shares
	to be Issued	Weighted-Average	Number of Securities
	Upon	Exercise	Remaining Available
	Exercise of	Price of	for Future Issuance
	Outstanding	Outstanding	Under Equity
	Options,	Options,	Compensation Plans
	Warrants	Warrants	(excluding
Plan Category	and Rights	and Rights	Column (a))
Equity Compensation Plans Approved by Stockholders:
2006 Omnibus Equity Compensation Plan	227,292	$0.32	3,108,000
1999 Stock Option Plan	1,806,900	$6.63	—
Non-Employee Directors Stock Option Plan	150,000	$7.57	—

Total	2,184,192		3,108,000

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report by reference therein.
AUDIT COMMITTEE REPORT
The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the financial statement audits and to review the effectiveness of internal controls. The Audit Committee’s responsibilities are described in a written charter adopted by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.
The Audit Committee has reviewed and discussed with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2009. The Audit Committee has discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG the latter’s independence.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in SBS’ 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.
Respectfully submitted,
Audit Committee:
José A. Villamil
Mitchell A. Yelen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our consolidated financial statements for the fiscal year ended December 31, 2009 have been audited by KPMG, our Independent Registered Public Accounting Firm. In March 2010, the Audit Committee of the Board reappointed KPMG as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010. We anticipate that a representative of KPMG will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement.
Audit and Audit-Related Fees, Tax Fees and All Other Fees
The following table sets forth the aggregate fees billed to us for professional audit services rendered by KPMG for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2009 and 2008, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for such periods and fees billed for other services rendered by KPMG for such periods. Fees include amounts related to the year indicated, which may differ from amounts billed.

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2009	December 31, 2008
	($ in thousands)
Annual audit fees(1)	$620	$900
Audit related fees(2)	24	28
Tax fees(3)	350	338
All other fees(4)	—	—

Total fees for services	$994	$1,266

(1)	Annual audit fees for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K and the review of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. This category also includes fees for statutory audits required by the Puerto Rico tax authorities, consents, review of registration statements and other documents filed with the SEC, and accounting consultations.

(2)	Audit related fees are the fees for the financial statement audit of the Company’s employee benefit plan.

(3)	Tax fees are the fees for professional services rendered for tax compliance, tax advice, and tax planning for the Company’s U.S. and Puerto Rico entities.

(4)	All other fees are the fees for services other than those in the above three categories.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
In accordance with the Audit Committee Charter, the Audit Committee is responsible for appointing and overseeing the work of the Independent Registered Public Accounting Firm. The Audit Committee has not established or adopted pre-approval policies and procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. The Audit Committee may, however, adopt pre-approval policies and procedures in the future if it deems pre-approval policies and procedures to be appropriate for us. The Audit Committee did not rely upon the exception to the pre-approval requirements provided in 17 C.F.R 210.2-01(c)(7)(i)(c). The Audit Committee provided its prior approval for all audit and non-audit related services reflected in the above table. The Audit Committee reviewed the provision of all non-audit services by the Independent Registered Public Accounting Firm and concluded that the provision of these services was compatible with maintaining the Independent Registered Public Accounting Firm’s independence.

Before engaging the Independent Registered Public Accounting Firm for the 2010 audit, the Independent Registered Public Accounting Firm submitted to the Audit Committee for approval a detailed description of services it expected to render to the Company during that year for each of the following categories of services:
•	Audit services include audit work performed in the preparation of the consolidated financial statements, as well as work that generally only the Independent Registered Public Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

•	Audit related services are for assurance and related services that are traditionally performed by the Independent Registered Public Accounting Firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services include all services performed by the Independent Registered Public Accounting Firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

•	Other services are those services not captured in the other categories.
Before engagement, the Audit Committee pre-approved these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Registered Public Accounting Firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Registered Public Accounting Firm.
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
In order for a stockholder proposal to be included in the proxy statement for our next annual meeting of stockholders to be held in 2011 (the “2011 Annual Meeting”), such proposal must be submitted in writing by certified mail, return receipt requested, and received by us at 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133, Attention: Melanie M. Montenegro, Corporate Counsel, no later than the close of business on December 31, 2010. However, if the 2011 Annual Meeting does not occur between May 4, 2011 and July 4, 2011, the notice must be received no earlier than 120 days before the 2011 Annual Meeting and not later than the close of business on the later of 90 days before the 2011 Annual Meeting or 10 days following the day on which public announcement of the 2011 Annual Meeting is first made.
The notice must set forth the security holder’s name and address as they appear on our books and the class and number of shares of common stock beneficially owned by such security holder. Additionally, the notice must set forth, as to each person whom the security holder proposes to nominate for election as a director, all information relating to such person required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named as a nominee and to serving as a director if elected).
ANNUAL REPORT
Our 2009 Annual Report on Form 10-K, containing our consolidated financial statements, is available on the Internet at www.proxyvote.com. The 2009 Annual Report on Form 10-K is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.
Any beneficial or record owner of our securities on the Record Date of April 16, 2010 may request and receive without charge a copy of our 2009 Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedules thereto. Such request should be in writing and addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133, Attention: Melanie M. Montenegro, Corporate Counsel.

OTHER MATTERS
As of the date of this Proxy Statement, the Board does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors

Raúl Alarcón, Jr.
Chairman of the Board of Directors, President and Chief Executive Officer
Coconut Grove, Florida
April 22, 2010

SPANISH BROADCASTING SYSTEM, INC.
2601 SOUTH BAYSHORE DRIVE, PH2
COCONUT GROVE, FL 33133
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M24743-P90317	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPANISH BROADCASTING SYSTEM, INC.			For All			Withhold All		For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
				☐			☐	☐
1.	Election of Directors
Nominees:
	01)	Raúl Alarcón, Jr.	04)	Mitchell A. Yelen
	02)	Joseph A. García	05)	Jason L. Shrinsky
	03)	José A. Villamil

NOTE: If authority to vote for the election of any nominees, or for all nominees, is not withheld, or if none of the boxes above is checked, this proxy will be deemed to grant authority to vote for all nominees.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned.

IF A CHOICE IS NOT SPECIFIED WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

					Yes	No

Please indicate if you plan to attend this meeting.					☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on June 3, 2010:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

M24744-P90317

SPANISH BROADCASTING SYSTEM, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2010
The undersigned, acknowledging receipt of (1) the notice of the annual meeting of stockholders to be held on June 3, 2010 at 11:30 a.m., Eastern Daylight Time, at the corporate offices of Spanish Broadcasting System, Inc., SBS Tower, 2601 South Bayshore Drive PH2, Coconut Grove, Florida 33133, (2) the Proxy Statement relating to the meeting, and (3) the 2009 Annual Report on Form 10-K, hereby revokes all prior proxies and appoints Raúl Alarcón, Jr. and Joseph A. García, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated herein, all shares of Class A common stock, par value $0.0001 per share, and all shares of Class B common stock, par value $0.0001 per shares, of Spanish Broadcasting System, Inc., a Delaware corporation, that the undersigned would be entitled to vote if present in person at the annual meeting of stockholders and any adjournment or adjournments thereof. These proxies are authorized to vote in their discretion upon such other matters as may properly come before the annual meeting or any adjournment(s) thereof.
Attendance of the undersigned at the annual meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall vote in person at the annual meeting.
EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPANISH BROADCASTING SYSTEM, INC.
Continued and to be signed on reverse side